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                                                                    Exhibit 23.4



               Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 18, 2003, except as to the second paragraph of Note 1 and Note 7 for which the date is August 29, 2003 relating to the financial statements of Crystal City Courtyard by Marriott ( a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc. and Marriott BWI ( a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc. and our report dated September 5, 2003 dated September 5, 2003 which appear in CNL Hospitality Properties, Inc.'s Current Report on Form 8-K dated August 29, 2003 and our report dated January 10, 2004 relating to the financial statements of Capital Hilton ( a wholly owned property of Hilton Hotels Corporation) which appears in CNL Hospitality Property, Inc.'s Current Report on Form 8-K dated December 17, 2003. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
-----------------------------

Orlando, FL
April 30, 2004